

<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000857264
<NAME>                        KRUPP GOVERNMENT INCOME TRUST

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                              Jun-30-1998
<PERIOD-END>                                   Jun-30-1998
<CASH>                                         37,138,095
<SECURITIES>                                   177,608,708<F1>
<RECEIVABLES>                                  1,176,870
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               6,219,149<F2>
<PP&E>                                         0
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 222,142,822
<CURRENT-LIABILITIES>                          5,595,270<F3>
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       215,226,235
<OTHER-SE>                                     1,321,317<F4>
<TOTAL-LIABILITY-AND-EQUITY>                   222,142,822
<SALES>                                        0
<TOTAL-REVENUES>                               15,175,958<F5>
<CGS>                                          0
<TOTAL-COSTS>                                  0
<OTHER-EXPENSES>                               2,661,687<F6>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                12,514,271
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            12,514,271
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   12,514,271
<EPS-PRIMARY>                                  0
<EPS-DILUTED>                                  0

<F1> Includes Participating Insured Mortgage Investments (PIMIs)(insured mortgages of $91,452,008 and Additional Loans of $13,358,208), Participating Insured Mortgages(PIMs)of $47,928,772 and Mortgage-backed Securities (MBS) of $24,869,720.
<F2> Includes prepaid acquisition fees and expenses of $12,266,450 net of accumulated amortization of $7,842,467 and prepaid participation servicing fees of $4,088,713 net of accumulated amortization of $2,293,547.
<F3>Includes deferred income on Additional Loans of $5,578,309.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $1,638,720 of amortization of prepaid fees and expenses.


